UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2017

Hines Real Estate Investment Trust, Inc.
__________________________________________
 (Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Background

With the approval of its stockholders, on November 7, 2016, Hines Real Estate Investment Trust, Inc. (“Hines REIT” or the “Company”) adopted a plan of liquidation and dissolution, pursuant to which Hines REIT will liquidate and dissolve (the “Plan”). The Company has completed the sale of its assets and, with the authorization of its board of directors (the “Board”), the Company declared an initial liquidating distribution of $6.20 per share to all stockholders of record as of December 7, 2016.  This initial liquidating distribution, which in aggregate was equal to approximately $1.5 billion, was paid to stockholders and non-controlling interest holders in cash on December 23, 2016. In December 2016, the Board, including all of the independent directors, determined a new estimated per share net asset value (“NAV”) of the Company’s common stock of $0.30. This estimated per share NAV reflected the impact of the payment of the initial liquidating distribution on December 23, 2016 and the resulting reduction of the stockholders’ remaining investment in Hines REIT.

On March 7, 2017, Hines REIT filed its Articles of Dissolution with the State Department of Assessments and Taxation of Maryland pursuant to the Plan. The Articles of Dissolution became effective upon filing.

Liquidating Distribution

On March 31, 2017, the Board authorized the Company to declare an additional liquidating distribution of $0.30 per share to all stockholders of record as of April 17, 2017. This distribution, which in the aggregate is equal to approximately $73.1 million, is expected to be paid to stockholders and non-controlling interest holders (as described below) in cash on or around April 18, 2017.  This liquidating distribution, along with the initial liquidating distribution of $6.20 per share, was designated as a return of the stockholders’ invested capital.  As a reminder, Hines REIT previously distributed $1.01 per share from July 2011 through April 2013 which was also designated by Hines REIT as a partial return of invested capital to stockholders.

The additional liquidating distribution is equal to the estimated per share NAV determined in December 2016 of $0.30 per share. Accordingly, the payment of the additional liquidating distribution will reduce the estimated per share NAV of the stockholders’ remaining investment in Hines REIT to $0.00.

The Company conducted substantially all of its business through its operating partnership, Hines REIT Properties, L.P. (the “Operating Partnership”). As of March 31, 2017 the Company owned a 91.1% general partner interest in the Operating Partnership and Hines 2005 VS I LP (“Hines 2005 VS”), an affiliate of Hines Interests Limited Partnership (“Hines”), the Company’s sponsor, owned a 0.5% interest in the Operating Partnership. In addition, another affiliate of Hines, HALP Associates Limited Partnership (“HALP”) owned a 8.4% profits interest (the “Participation Interest”) in the Operating Partnership as of March 31, 2017. As disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on August 23, 2016, as a result of the respective interest of each of Hines 2005 VS and HALP in the Operating Partnership as non-controlling interest holders, they will receive their pro-rata share of the liquidating distributions pursuant to the Plan. Accordingly, Hines 2005 VS and HALP will each be paid their prorata share of the liquidating distribution to be paid on or around April 18, 2017 of approximately $0.3 million and $6.2 million, respectively.

The Company has established a reserve account of approximately $0.05 per share from which to pay estimated on-going expenses of the liquidation and dissolution, including litigation expenses associated with the derivative action pending in the Circuit Court for Baltimore City captioned Angela Gamburg, et al. v. Hines Real Estate Investment Trust, Inc., et al., Case No. 24-C-16-004496.  The Company expects the distribution on or around April 18, 2017 to be the final material liquidating distribution pursuant to the Plan; however, subject to anything remaining in the reserve account, those proceeds will be distributed to stockholders and non-controlling interest holders should such reserves not be needed.  There can be no assurances as to whether any additional liquidating distributions will be made or as to the timing of any such distributions.

Extension of the Advisory Agreement

On March 31, 2017, the current term of the Advisory Agreement by and among the Company, Hines Advisors Limited Partnership (the “Advisor”) and the Operating Partnership was amended and extended for an additional year through March 31, 2018, unless the agreement is terminated earlier in accordance with its terms or upon the completion of the liquidation and dissolution of the Company. The Advisory Agreement was amended to reflect that the Advisor will no longer be paid any fees for acquisition, disposition, asset management, or other advisory services, but will continue to be reimbursed for expenses incurred by the Advisor when providing administrative, management, stockholder and certain other services to the Company during the liquidation and dissolution.

Reduction of Compensation to Independent Directors

On March 31, 2017, upon the recommendation of its Compensation Committee, the Company’s Board, including the independent directors, determined to reduce the compensation payable to the independent directors. Effective April 1, 2017, the Company will continue to pay the independent directors a fee of $2,000 for each meeting of the Board or any committee thereof attended in person; provided that if a committee meeting is held on the same day as a meeting of the Board, then each independent director will receive $1,500 (rather than $2,000) for each committee meeting attended in person on such day. In addition, the Company will continue to pay the independent directors a fee of $750 for each meeting of the Board or any committee thereof attended via teleconference, regardless of the length of the meeting. However, effective April 1, 2017, the Company will no longer pay annual fees or retainers to the independent directors for their service on the Board and as Chairpersons of committees of the Board. These annual fees and retainers were being paid in equal monthly installments for 2017, but no further monthly installments will be paid for periods after March 31, 2017. Further, effective April 1, 2017, the Company will not issue any additional shares of its common stock to the independent directors for their service on the Board.

The Company does not pay any fees to directors who are not independent directors for their service on the Board. All directors will continue to be reimbursed by the Company for reasonable out-of-pocket expenses incurred in connection with attendance at Board or committee meetings.

Forward-Looking Statements
This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These forward-looking statements include, among others, statements about the possible additional distributions to be made in connection with the Plan, the expected timing and completion of the Plan, and the future activities of the Company during its liquidation and dissolution. Forward-looking statements generally can be identified by the use of words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should be,” “will,” “predicted,” “likely,” or similar words or phrases intended to identify information that is not historical in nature. These risks and uncertainties include, without limitation, unanticipated difficulties or expenditures relating to the Plan, unanticipated difficulties or expenditures relating to pending legal proceedings or legal proceedings that may be instituted against the Company and others related to the Plan; risks associated with the Company’s potential failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended; and risks associated with the Company’s dependence on key personnel of Hines Interests Limited Partnership or its affiliates whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statement speaks only as of the date of this filing. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.

March 31, 2017	By:	/s/ J. Shea Morgenroth
J. Shea Morgenroth
Chief Accounting Officer and Treasurer